EXHIBIT 10.21


                     RETENTION BONUS AND INSURANCE AGREEMENT
                               FOR JAMES J. BURKE


         THIS RETENTION BONUS AND INSURANCE AGREEMENT (the "Agreement") is made as of the 26th day of December, 2006, by and between STANDARD MOTOR PRODUCTS, INC. (the "Company") and JAMES J. BURKE ("Burke"). The Company and Burke are hereinafter sometimes collectively referred to as "Parties" and individually as "Party."


                              W I T N E S S E T H :


         WHEREAS, Burke has been employed by the Company and has provided, and continues to provide valuable services as a key executive of the Company; and


         WHEREAS, the Parties desire to enter into this Agreement whereby Burke will become entitled to a certain bonus if he remains employed with the Company through October 24, 2018, and to have certain benefits provided to him during such period of continued employment, all as set forth herein.


         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and promises of the Parties hereto, the Company and Burke covenant and agree as follows:

         1. Retention Bonus: If Burke remains employed continuously from the date hereof through October 24, 2018, Burke shall be entitled to receive a retention bonus equal to his Retention Bonus Amount (as hereinafter defined) from the Company as soon as practicable on or after October 24, 2018 (subject to, and reduced by all applicable federal, state and local tax withholding). For these purposes, the term "Retention Bonus Amount" means an amount equal to the sum of one year's salary (as in effect at the time any determination of the Retention Bonus Amount is required to be made), plus Burke's annual bonus that would be payable at "par" (determined for the year during which an event occurs requiring a determination of the Retention Bonus Amount).




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         (a) Forfeiture of Retention Bonus on Termination of Burke's Employment
Prior to October 24, 2018: In the event that at any time prior to October 24, 2018, Burke's employment with the Company terminates for any reason other than Burke's Disability (as hereinafter defined), no portion of the Retention Bonus Amount shall be payable.

         (b) Payment on Termination due to Burke's Disability after October 25, 2015, and before October 24, 2018: In the event Burke's employment with the Company terminates by reason of his Disability (as hereinafter defined) at any time after October 25, 2015, but before October 25, 2018, Burke shall be entitled to a special retention bonus equal to his Retention Bonus Amount (as defined above) multiplied by a fraction, the numerator of which is the number of full months from October 25, 2015 through the date of his termination, and the denominator of which is 36.

         (c) For purposes of this Agreement, the term "Disability" shall mean a condition that qualifies Burke to receive long term disability benefits under the long-term disability plan provided by the Company, as that may be in effect from time to time, or, if no such disability plan is in effect, a condition that qualifies Burke to receive Social Security Disability benefits.

         2. Life Insurance Benefit: The Company agrees to keep in full force and effect one or more life insurance policies on Burke that pay a death benefit, in the aggregate, that is at least equal to his Retention Bonus Amount (as defined above) during the period from October 25, 2015 through October 24, 2018, and to make such arrangements or endorsements as are necessary or appropriate so as to permit Burke to designate one or more beneficiaries who would receive the proceeds of such insurance (up to, but not in excess of, an amount equal to his Retention Bonus Amount (as defined above)) in the event Burke dies while employed after October 25, 2015 and before October 24, 2018.

         (a) In the event Burke dies while employed at any time after October 25, 2015, and before October 24, 2018, the amount of the life insurance proceeds payable to Burke's designated beneficiary or beneficiaries shall be equal to his Retention Bonus Amount (as defined above).

         (b) In the event Burke terminates his employment by reason of Disability during the period after October 25, 2015, and before October 24, 2018, the Company shall continue to maintain one or more life insurance policies, but the amount of the death benefit payable to Burke's designated beneficiary or beneficiaries shall be equal to the excess of his Retention Bonus Amount (as defined above) over the amount paid or payable to Burke following his termination due to Disability, as provided in Section 1, above.

         (c) Title to and beneficial ownership of the life insurance policy or policies described above shall remain with the Company, except with respect to the portion of the death benefit proceeds which Burke is entitled to assign to one or more designated beneficiaries.


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         3. Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and Burke, his designated beneficiary or beneficiaries, or any other person. Any funds which may be invested or set aside by the Company in connection with this Agreement shall continue for all purposes to be a part of the general funds of the Company and no person other than the Company shall, by virtue of the provisions of this Agreement, have any interest in such funds.

         4. This Agreement shall be binding upon Burke, his designated beneficiary or beneficiaries, and his spouse and their estates, heirs, executors, administrators, personal and legal representatives, beneficiaries, successors and assigns. This Agreement shall also be binding upon and inure to the benefit of the Company and its legal representatives, successors and assigns.

         5. This Agreement may be assigned by the Company, but may not be assigned by Burke.

         6. This Agreement and the performance hereof shall be governed, interpreted, construed and regulated by the laws of the State of New York.

         7. This Agreement and the documents referred to in this Agreement contain the entire understanding between the Parties with respect to the subject matter hereof and shall not be modified, supplemented or amended except in writing executed by all of the Parties hereto.

         8. The failure of any Party at any time to require performance of another Party of any provision hereof or to resort to its remedy at law, or in equity, or otherwise, shall in no way affect the right of such Party to require such full performance in accordance with the terms hereof or to resort to such remedy at any time thereafter, nor shall the waiver by any Party of a breach of any provision hereof be taken or held to be a waiver of any subsequent breach of any such provision unless expressly so stated in writing. No waiver of any provision hereof shall be effective unless in writing and signed by the Party to be charged with such waiver.

         9. If any of the provisions of this Agreement are held to be invalid or unenforceable, all other provisions shall nevertheless continue in full force and effect.

         10. This Agreement may be executed in any number of identical counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.


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         11. For purposes of this Agreement and the documents referred to herein, the official addresses are as follows:

As to the Company:         37-18 Northern Boulevard
                           Long Island City, NY 11101



As to Burke:               7 Holly Drive
                           Syosset, NY 11791


         All notices under this Agreement and the documents referred to herein shall be delivered personally or by certified mail, return receipt requested, addressed to each of the Parties at the said addresses or at such other addresses as the respective Parties may designate in writing, which notices of change of address shall be given in the same manner.


         Except as otherwise set forth herein, notices shall be deemed received when delivered if delivered personally or three (3) business days after mailed if mailed, except notices of change of address which shall be deemed received when first attempted to be delivered.

12. The Parties agree to execute any additional documents which may be necessary and advisable to carry out the terms, purposes and intent of this Agreement and all other documents which are part of this transaction and/or referred to in this Agreement.

13. In all references herein to any Parties, persons, entities or corporations, the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text of the within instrument may require.


         IN WITNESS WHEREOF, THE COMPANY has caused these presents to be signed by their duly authorized corporate officers and its corporate seals to be hereunto affixed, and Burke has hereunto affixed his hand and seal as of the date first set forth above.


                              STANDARD MOTOR PRODUCTS, INC.








                              BY:
                                     ------------------------------------(SEAL)






                                    --------------------------------------
                                    James J. Burke




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